EXHIBIT 10.1

Interactive Television Networks, Inc.
Shares of Series A Convertible Preferred
Stock and Common Stock Warrants

SUBSCRIPTION AGREEMENT

December 21, 2005

M.A.G. Capital, LLC
Mercator Momentum Fund, L.P.
Mercator Momentum Fund III, L.P.
Monarch Pointe Fund, Ltd.
c/o M.A.G. Capital, LLC
555 South Flower Street, Suite 4200
Los Angeles, California 90071

Ladies and Gentlemen:

Interactive Television Networks, Inc., a Nevada corporation (the "Company"), hereby confirms its agreement with M.A.G. Capital, LLC ("MAG"), Mercator Momentum Fund, L.P. ("MMF"), Mercator Momentum Fund III, L.P. ("MMF III"), and Monarch Pointe Fund, Ltd. ("Monarch") as set forth below. Each of MAG, MMF, MMF III and Monarch are sometimes referred to herein as a "Purchaser" and together as the "Purchasers".

1.  The Securities. Subject to the terms and conditions herein contained, the Company agrees to issue and sell to the Purchasers (a) an aggregate of 3,333,333 shares of its Series A Convertible Preferred Stock (the "Series A Stock"), which shall be convertible into shares (the "Conversion Shares") of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), in accordance with the formula set forth in the Series A Certificate of Designation further described below and (b) warrants, substantially in the form attached hereto at Exhibit A (the "Warrants"), to acquire up to a total of 265,000 shares of Common Stock (the "Warrant Shares"), in accordance with the terms and conditions set forth in Section 3 hereof. The rights, preferences and privileges of the Series A Stock are as set forth in the Certificate of Designation of Preferences and Rights of Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Nevada (the "Series A Certificate of Designation") in the form attached hereto as Exhibit B. The number of Conversion Shares and Warrant Shares that any Purchaser may acquire at any time are subject to limitation in the Series A Certificate of Designation and in the Warrants, respectively, so that the aggregate number of shares of Common Stock of which such Purchaser and all persons affiliated with such Purchaser and/or MAG have beneficial ownership (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) does not at any time exceed 9.99% of the Company's then outstanding Common Stock.

The Series A Stock, the Conversion Shares, the Warrants and the Warrant Shares are sometimes herein collectively referred to as the "Securities." This Agreement, the Warrants, the filed Series A Certificate of Designation, and the Registration Rights Agreement by and among the Company and the Purchasers, entered into concurrently herewith and attached hereto as Exhibit C, are sometimes herein collectively referred to as the "Transaction Documents."

The Securities will be offered and sold to the Purchasers without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, the "Securities Act"), in reliance on exemptions therefrom.

In connection with the sale of the Securities, the Company has made available (including electronically via the SEC's EDGAR system) to Purchasers the Company's periodic and current reports, forms, schedules, proxy statements and other documents (including exhibits and all other information incorporated by reference) filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Registration Statement on Form SB-2 filed with the SEC on December 19, 2005 and the Company's Annual Report on Form 10-KSB for the fiscal year ended April 30, 2005, and all subsequent reports, forms, schedules, statements, documents, filings and amendments filed by the Company with the SEC under the Exchange Act, are collectively referred to as the "Disclosure Documents." All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Disclosure Documents (or other references of like import) shall be deemed to mean and include all such financial statements and schedules, documents, exhibits and other information which is incorporated by reference in the Disclosure Documents.

2.  Representations and Warranties of the Company. Except as set forth in the schedule attached hereto, the Company represents and warrants to and agrees with Purchasers as follows:

(a)    The Disclosure Documents as of their respective dates did not, and will not (after giving effect to any updated disclosures therein) as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Disclosure Documents and the documents incorporated or deemed to be incorporated by reference therein, at the time they were filed or hereafter are filed with the SEC, complied and will comply, at the time of filing, in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be, as applicable.

(b)    Schedule A attached hereto sets forth a complete list of the subsidiaries of the Company (the "Subsidiaries"). Each of the Company and its Subsidiaries has been duly incorporated and each of the Company and the Subsidiaries is validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Disclosure Documents and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), properties or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect"); as of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in on Schedule B attached hereto (the "Company Capitalization"); except as set forth in the Disclosure Documents or on Schedule A, the Company does not have any Subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any equity interest in any other person; all of the outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and are owned free and clear of all liens, encumbrances, equities, and restrictions on transferability (other than those imposed by the Securities Act and the state securities or "blue sky" laws) or voting; except as set forth in the Disclosure Documents, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company; except as set forth in the Disclosure Documents, no options, warrants or other rights to purchase from the Company or any Subsidiary, agreements or other obligations of the Company or any Subsidiary to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any Subsidiary are outstanding; and except as set forth in the Disclosure Documents or on Schedule C, there is no agreement, understanding or arrangement among the Company or any Subsidiary and each of their respective stockholders or any other person relating to the ownership or disposition of any capital stock of the Company or any Subsidiary or the election of directors of the Company or any Subsidiary or the governance of the Company's or any Subsidiary's affairs, and, if any, such agreements, understandings and arrangements will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, the Transaction Documents.

(c)    The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. Each of the Transaction Documents has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or (B) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) (collectively, the "Enforceability Exceptions").

(d)    The shares of Series A Stock and the Warrants have been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and non-assessable. The Conversion Shares issuable have been duly authorized and validly reserved for issuance, and when issued upon conversion of the Series A Stock in accordance with the terms of the Series A Certificate of Designation, will have been validly issued, fully paid and non-assessable. The Warrant Shares have been duly authorized and validly reserved for issuance, and when issued upon exercise of the Warrants in accordance with the terms thereof, will have been validly issued, fully paid and non-assessable. The Common Stock of the Company conforms to the description thereof contained in the Disclosure Documents. The stockholders of the Company have no preemptive or similar rights with respect to the Common Stock.

(e)      No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the performance of the Transaction Documents by the Company or for the consummation by the Company of any of the transactions contemplated thereby, or the application of the proceeds of the issuance of the Securities as described in this Agreement, except for such consents, approvals, authorizations, licenses, qualifications, exemptions or orders (i) as have been obtained on or prior to the Closing Date, (ii) as are not required to be obtained on or prior to the Closing Date that will be obtained when required, or (iii) the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect.

(f)    Except as set forth on Schedule D, none of the Company or the Subsidiaries is (i) in material violation of its articles of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which breach or violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) except as described in the Disclosure Documents, in default (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, have a Material Adverse Effect.

(g)    The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby and the fulfillment of the terms thereof will not (a) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of the Company or the Subsidiaries is a party or to which any of their respective properties or assets are subject, (ii) the Certificate of Incorporation or bylaws of any of the Company or the Subsidiaries (or similar organizational document) or (iii) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or the Subsidiaries or any of their respective properties or assets or (b) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Subsidiaries; which violation, conflict, breach, default or lien would, individually or in the aggregate, have a Material Adverse Effect.

(h)    The audited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations, cash flows and changes in shareholders' equity of the entities, at the dates and for the periods to which they relate and have been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis; the interim un-audited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations and cash flows of the entities, at the dates and for the periods to which they relate subject to year-end audit adjustments and have been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis with the audited consolidated financial statements included therein; the selected financial and statistical data included in the Disclosure Documents present fairly the information shown therein and have been prepared and compiled in all material respects on a basis consistent with the audited financial statements included therein, except as otherwise stated therein; and each of the auditors previously engaged by the Company or to be engaged in the future by the Company is an independent certified public accountant as required by the Securities Act for an offering registered thereunder.

(i)    Except as described in the Disclosure Documents, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Company or the Subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the Disclosure Documents.

(j)    The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their businesses as described in the Disclosure Documents. None of the Company or the Subsidiaries has received any written notice of infringement of (or knows of any such infringement of) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

(k)    Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Disclosure Documents ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Disclosure Documents and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(l)    Subsequent to September 30, 2005 and except as described in the Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005, the Company's Annual Report on Form 10-KSB for the year ended April 30, 2005, as amended, or in the Registration Statement on Form SB-2 filed with the SEC on December 19, 2005 (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business or (ii) the Company and the Subsidiaries have not purchased any of their respective outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock or otherwise (other than, with respect to any of such Subsidiaries, the purchase of capital stock by the Company), (iii) there has not been any material increase in the long-term indebtedness of the Company or any of the Subsidiaries, (iv) there has not occurred any event or condition, individually or in the aggregate, that has a Material Adverse Effect, and (v) the Company and the Subsidiaries have not sustained any material loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

(m)    There are no material legal or governmental proceedings nor are there any material contracts or other documents required by the Securities Act to be described in a prospectus that are not described in the Disclosure Documents. Except as described in the Disclosure Documents, none of the Company or the Subsidiaries is in default under any of the contracts described in the Disclosure Documents, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except for such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

(n)    Each of the Company and the Subsidiaries has good and marketable title to all real property described in the Disclosure Documents as being owned by it and good and marketable title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Disclosure Documents or such as would not, individually or in the aggregate, have a Material Adverse Effect. All material leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or any such Subsidiary, are, to the knowledge of the Company, valid and enforceable against the other party or parties thereto and are in full force and effect, in each case subject to the Enforceability Exceptions.

(o)    Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company or any Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect.

(p)    None of the Company or the Subsidiaries is, or immediately after the Closing Date will be, required to register as an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

(q)    Since January 2002 none of the Company or the Subsidiaries or, to the knowledge of any of such entities' directors, officers, employees, agents or controlling persons, has taken, directly or indirectly, any action for the purpose of causing the stabilization or manipulation of the price of the Common Stock.

(r)    None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or engaged in any other conduct that would cause such offering to constitute a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of the Purchaser in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchaser in the manner contemplated by this Agreement to register any of the Securities under the Securities Act.

(s)    There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

 (t)    Each of the Company and the Subsidiaries carries general liability insurance coverage comparable to other companies of its size and similar business.

 (u)    Each of the Company and the Subsidiaries maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, and (C) access to its material assets is permitted only in accordance with management's authorization and (D) the values and amounts reported for its material assets are compared with its existing assets at reasonable intervals.

(v)    The Company does not know of any claims for services, either in the nature of a finder's fee or financial advisory fee, with respect to the offering of the Securities and the transactions contemplated by the Transaction Documents.

(w)    The Common Stock is traded on the Over-the-Counter Bulletin Board (the "OTC BB"). Except as described in the Disclosure Documents, the Company currently is not in violation of, and the consummation of the transactions contemplated by the Transaction Documents will not violate, any rule of the National Association of Securities Dealers.

(x)    The Company is eligible to use Form SB-2 for the resale of the Conversion Shares by Purchaser or their transferees and the Warrant Shares by Purchasers or their transferees. The Company has no reason to believe that it is not capable of satisfying the registration or qualification requirements (or an exemption therefrom) necessary to permit the resale of the Conversion Shares and the Warrant Shares under the securities or "blue sky" laws of any jurisdiction within the United States.

(y)        Except as set forth on Schedule E, to the Company's knowledge, none of the officers or directors of the Company (i) has been convicted of any crime (other than traffic violations  or misdemeanors not involving fraud) or is currently under investigation or indictment for any such crime, (ii) has been found by a court or governmental agency to have violated any securities or commodities law or to have committed fraud or is currently a party to any legal proceeding in which either is alleged, (iii) has been the subject of a proceeding under the bankruptcy laws or any similar state laws, or (iv) has been an officer, director, general partner, or managing member of an entity which has been the subject of such a proceeding.

(z)         Representations of the Company regarding IBD Securities. The Company represents and warrants to the Purchasers that the IBD Securities to be acquired by it hereunder are being acquired for its own account for investment and with no intention of distributing or reselling such IBD Securities or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State. Nothing in this Agreement, however, shall prejudice or otherwise limit the Company's right to sell or otherwise dispose of all or any part of such shares of common stock of Interactive Brand Development, Inc. under an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration. By executing this Agreement, the Company further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any person with respect to any of the IBD Securities. The Company understands that the IBD Securities have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (i) pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement under the Securities Act and (ii) in accordance with all applicable securities laws of the states of the United States and other jurisdictions. The Company represents and warrants to the Purchasers that it is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The Company represents and warrants to the Purchasers that the Company did not learn of the opportunity to acquire IBD Securities through any form of general advertising or public solicitation. The Company acknowledges that, other than as expressly set forth herein, with respect to the acquisition by the Company of the IBD Securities (defined below), the Purchasers make no representation to, and the Company is not relying on, any representations of the Purchasers (or any agent or representative of the Purchasers). The Company further acknowledges that, notwithstanding any requirement to the contrary contained in the IBD Agreements, the Purchasers have not obtained the consent or approval of Interactive Brand Development, Inc. to transfer the IBD Securities or assign the IBD Agreements to the Company and the Purchasers shall have no liability arising out the failure to obtain such consent or approval.

3.  Purchase, Sale, Exchange and Delivery of the Securities. (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchasers, and Purchasers agree to purchase from the Company, a total of 3,333,333 shares of Series A Stock. The purchase price for the foregoing shares of Series A Stock shall consist of (i) the following securities issued by Interactive Brand Development, Inc. ("IBD"): (1) 34,988 shares of Series D Convertible Preferred Stock (the “Series D Preferred Stock”) held by Monarch, (2) 11,657 shares of Series D Preferred Stock held by MMF III, (3) 11,269 shares of Series D Preferred Stock held by MMF, (4) 34,000 shares of Series E Convertible Preferred Stock held by Monarch, (v) 200,000 shares of restricted common stock held by Monarch (collectively, the "IBD Securities"), (ii) the assignment to the Company of all of Purchasers' rights under the IBD Agreements, and (iii) an aggregate of $2,000,000 in cash. In connection with the purchase and sale of Series A Stock, for no additional consideration, the Purchasers will receive Warrants to purchase a total of 265,000 shares of Common Stock, as set forth below. The respective number of shares of Series A Stock to be purchased by each Purchaser and the respective number of Warrant Shares which may be acquired by each Purchaser are set forth on the signature page hereto. The term “IBD Agreements” shall mean and include all of the agreements, certificates and instruments entered into by the Purchasers, or any of them, and IBD in connection with the issuance to the Purchasers of the IBD Securities and which are set forth on Exhibit D hereto.

(b)     Subject to the fulfillment of each of the conditions to closing set forth herein, the closing of the transactions described herein (the "Closing") shall take place on December 27, 2005 or such later date as may be specified by the parties (the "Closing Date"). On the Closing Date, Purchasers shall acquire 3,333,333 shares of Series A Stock and the Warrants. On the Closing Date, the Company shall deliver to Purchasers (i) a certificate in definitive form for 3,333,333 shares of Series A Stock issued to the respective Purchasers, (ii) warrants for the purchase of the total amount of 265,000 shares to the respective Purchasers, (iii) the Transaction Documents, each duly executed on behalf of the Company, and (iv) that certain Registration Rights Agreement dated as of December 21, 2005 among MAG, MMF, MMF III, Monarch and the Company with respect to 500,000 shares of Common Stock and Warrants for the purchase of an additional 2,000,000 shares of Common Stock, duly executed on behalf of the Company. On the Closing Date, Purchasers shall deliver (i) the IBD Securities, (or a stock power duly endorsed in blank for such shares), (ii) certificates representing the IBD Securities, (iii) $2,000,000 by wire transfer of immediately available funds to an account as directed by the Company, and (iv) the Subscription Agreement and Registration Rights Agreement, each duly executed on behalf of Purchasers. The Closing will occur when all documents and instruments necessary or appropriate to effect the transactions contemplated herein are exchanged by the parties and all actions taken at the Closing will be deemed to be taken simultaneously.

4.  Certain Covenants of the Company. The Company covenants and agrees with Purchasers as follows:

(a)    None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which would be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(b)    The Company will not become, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the Investment Company Act.

(c)    None of the proceeds of the Series A Stock will be used to reduce or retire any insider note or convertible debt held by an officer or director of the Company.

(d)    The Conversion Shares and the Warrant Shares will be eligible for trading on the OTC BB or such market on which the Company's shares are subsequently listed or traded, immediately following the effectiveness of the Registration Statement.

(e)    The Company will do and perform all things required to be done and performed by it under this Agreement and the other Transaction Documents and to satisfy all conditions precedent on its part to the obligations of the Purchasers to purchase and accept delivery of the Securities.

5.    Conditions to Closing.

(a)      The obligation of Purchasers to consummate the Closing is subject to the following conditions unless waived in writing by the Purchasers:

(i)   The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier, which shall be true and correct as written) on and as of the Closing Date and the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(ii)   No Event of Default or breach of any covenant under this Agreement or the Transaction Documents shall have occurred.

(iii)     The Company shall be current in all of its public filings.

(iv)     None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Transaction Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued in respect thereof; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or, to the Company's knowledge, threatened against the Company or against Purchaser relating to the issuance of the Securities or Purchasers' activities in connection therewith or any other transactions contemplated by this Agreement, the other Transaction Documents or the Disclosure Documents.

(b)    The obligation of the Company to consummate the Closing is subject to the condition (unless waived in writing by the Company) that the representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier, which shall be true and correct as written) on and as of the Closing Date and the Purchasers shall have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

6.  Representations and Warranties of the Purchaser.

(a)    Each Purchaser represents and warrants to the Company that the Securities to be acquired by it hereunder (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise of the Series A Stock or the Warrants, respectively) are being acquired for their own account for investment and with no intention of distributing or reselling such Securities (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise thereof, as the case may be) or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State. Nothing in this Agreement, however, shall prejudice or otherwise limit the Purchasers' right to sell or otherwise dispose of all or any part of such Conversion Shares or Warrant Shares under an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration. By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any person with respect to any of the Securities.

 (b)    Each Purchaser understands that the Securities (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise thereof, as the case may be) have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act (and, if requested by the Company, based upon an opinion of counsel acceptable to the Company) or pursuant to an effective registration statement under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Each Purchaser agrees to the imprinting, so long as appropriate, of the following legend on the Securities (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise thereof, as the case may be):

The shares of stock evidenced by this certificate have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered, sold, pledged or otherwise transferred ("transferred") in the absence of such registration or an applicable exemption therefrom. In the absence of such registration, such shares may not be transferred unless, if the Company requests, the Company has received a written opinion from counsel in form and substance satisfactory to the Company stating that such transfer is being made in compliance with all applicable federal and state securities laws.

The legend set forth above may be removed if and when the Conversion Shares or the Warrant Shares, as the case may be, are disposed of pursuant to an effective registration statement under the Securities Act or in the opinion of counsel to the Company experienced in the area of United States Federal securities laws such legends are no longer required under applicable requirements of the Securities Act. The Series A Stock, the Warrants, the Conversion Shares and the Warrant Shares shall also bear any other legends required by applicable Federal or state securities laws, which legends may be removed when in the opinion of counsel to the Company experienced in the applicable securities laws, the same are no longer required under the applicable requirements of such securities laws. The Company agrees that it will provide Purchasers, upon request, with a substitute certificate, not bearing such legend at such time as such legend is no longer applicable. Each Purchaser agrees that, in connection with any transfer of the Conversion Shares or the Warrant Shares by it pursuant to an effective registration statement under the Securities Act, such Purchaser will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of the Series A Stock, the Warrants, the Conversion Shares or the Warrant Shares.

(c)   Each Purchaser represents and warrants to the Company that it is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. Each Purchaser represents and warrants to the Company that such Purchaser did not learn of the opportunity to acquire Securities or any other security issuable by the Company through any form of general advertising or public solicitation.

(d)   Each Purchaser represents and warrants to the Company that it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, having been represented by counsel, and has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

(e)    Each Purchaser represents and warrants to the Company that its overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and its purchase of the Securities will not cause such overall commitment to become excessive.

(f)     Each Purchaser recognizes that the purchase of the Securities involves a high degree of risk.

(g)    Each Purchaser represents and warrants to the Company that all information it has provided to the Company including, but not limited to, its financial position and its knowledge of financial and business matters is true, correct and complete as of the date of execution of this Agreement. Each Purchaser undertakes to provide promptly to the Company written notice of any material changes in its financial position or otherwise, and such information shall be true, correct and complete as of the date given. Each Purchaser understands that the Company will rely to a material degree upon the representations contained therein.

(h)    Each Purchaser represents and warrants to the Company that (i) the purchase of the Securities to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to the Enforceability Exceptions, (ii) the purchase of the Securities to be purchased by it does not conflict with or violate its charter, by-laws or any law, regulation or court order applicable to it; and (iii) the purchase of the Securities to be purchased by it does not impose any penalty or other onerous condition on Purchaser under or pursuant to any applicable law or governmental regulation.

(i)    Each Purchaser represents and warrants to the Company that neither it nor any of its directors, officers, employees, agents, partners, members, controlling persons or shareholders holding 5% or more of the Common Stock outstanding on the Closing Date, has taken or will take, directly or indirectly, any actions designed, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock.

(j)       Each Purchaser acknowledges it or its representatives have reviewed and understand the Transaction Documents and Disclosure Documents and further acknowledges that it or its representatives have been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Disclosure Documents.

(k)       Each Purchaser represents and warrants to the Company that it has based its investment decision solely upon the information contained in the Disclosure Documents and such other information as may have been provided to it or its representatives by the Company in response to their inquiries, and has not based its investment decision on any research or other report regarding the Company prepared by any third party ("Third Party Reports"). Each Purchaser understands and acknowledges that (i) the Company does not endorse any Third Party Reports and (ii) its actual results may differ materially from those projected in any Third Party Report.

(l)    Each Purchaser represents and warrants to the Company that no oral or written representations have been made and no oral or written information has been furnished to them or their advisors in connection with this offering that were in any way inconsistent with the information set forth in the Disclosure Documents.

(m)    Each Purchaser understands and acknowledges that (i) any forward-looking information included in the Disclosure Documents supplied to Purchaser by the Company or its management is subject to risks and uncertainties, including those risks and uncertainties set forth in the Disclosure Documents; and (ii) the Company's actual results may differ materially from those projected by the Company or its management in such forward-looking information.

(n)    Each Purchaser understands and acknowledges that (i) the Securities are offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company and its counsel will rely upon, the accuracy and truthfulness of the foregoing representations and each of the Purchasers hereby consents to such reliance.

(o)       Each Purchaser understands that no U.S. federal or state agency, or any agency or governmental or regulatory authority in any other country, including without limitation, the U.S. Securities and Exchange Commission, has passed upon the Securities or made any finding or determination as to the fairness of this investment.

(p)    Each Purchaser represents and warrants to the Company that it is not a prohibited investor under the anti-money laundering or anti-terrorism laws of any jurisdiction, including without limitation, any country, territory, nation or national association.

(q)    Each Purchaser understands that the Company and its assets may be subject to the laws and regulations of many jurisdictions, including but not limited to anti-terrorism laws and anti-money laundering laws. Each Purchaser, nor any person or entity who controls Purchaser, nor, to the best of Purchasers' knowledge, any person or entity who owns any direct equity interest in it, is identified on the list of "Specially Designated Nationals and Blocked Persons" ("SDNs") maintained by the U.S. Department of Treasury's Office of Foreign Assets Control ("OFAC"), and Purchaser is not owned or controlled by any SDN. Each Purchaser is not involved in business arrangements or otherwise engaged in transactions with or involving countries subject to economic or trade sanctions imposed by the United States Government, or with or involving SDNs in violation of the regulations maintained by the OFAC. Each Purchaser is in full compliance with the Bank Secrecy Act (31 U.S.C. § 5311 et. seq.) and 18 U.S.C. §§ 1956 and 1957 and the regulations under such statutes; and any other applicable anti-terrorist or anti-money laundering Laws and regulations.

(r)    Each Purchaser represents and warrants to the Company that none of the Purchasers, nor any of their affiliates has, directly or indirectly, offered to "short sell", contracted to "short sell," otherwise engaged in any "short selling" or encouraged others to "short sell" the securities of the Company, including, without limitation, shares of Common Stock that will be received as a result of the conversion of the Series A Stock or the exercise of the Warrants; provided, however, that nothing contained herein shall prohibit the Purchasers from selling any shares of the Company's Common Stock "against the box.."

(s)    Each Purchaser has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement, and all other documents executed and delivered by such Purchaser in connection with the purchase of the Securities and the sale to the Company of the IBD Securities (collectively, the “Purchaser Documents”). Each of the Purchaser Documents has been duly and validly authorized by the Purchaser and, when executed and delivered by such Purchaser, will constitute a valid and legally binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms except as the enforcement thereof may be limited by Enforceability Exceptions.

(t)    The Purchasers have taken no actions which would create any pledges, security interests, deposit arrangements, encumbrances, or liens (statutory or other) with respect to the IBD Securities, other than restrictions imposed by federal or state securities laws. To the knowledge of Purchasers, the IBD Securities are owned by the Purchasers free and clear of any and all pledges, security interests, deposit arrangements, encumbrances, or liens (statutory or other), other than restrictions imposed by federal or state securities laws. Upon the consummation of the transactions contemplated by this Agreement, the Company will acquire all right, title and interest of the Purchasers in and to the IBD Securities.

(u)    The IBD Agreements represent all of the agreements, documents and instruments executed by either the Purchasers or Interactive Brand Development, Inc. in connection with the purchase, by the Purchasers, of any of the IBD Securities, and there have been no oral or written amendments thereto or any waivers of any of the provisions thereof. Neither the Purchasers nor, to the knowledge of Purchasers, Interactive Brand Development, Inc. are in breach of any term or provision of any IBD Agreement, other than as set forth in Schedule F.

(v)   Neither the execution and delivery of the Purchaser Documents nor the consummation or performance of any of the transactions contemplated thereby will, directly or indirectly (with or without notice or lapse of time) (i) contravene, conflict with, or result in a violation of any provision of the charter documents of the Purchasers, or (ii) contravene, conflict with, or result in a violation of, or give any governmental body or other person the right to challenge any of the contemplated transactions.

(w)    To the knowledge of the Purchasers, the IBD Securities were issued by Interactive Brand Development, Inc. to the Purchasers in compliance with all federal and state securities laws.

(x)    There are no disputes between any of the Purchasers and Interactive Brand Development, Inc., and there are no claims, actions or proceedings pending or, to the knowledge of Purchasers, threatened against any of the Purchasers by Interactive Brand Development, Inc., regarding the IBD Securities or the IBD Agreements that would be reasonably likely to result in a Material Adverse Affect on the Company’s rights under the IBD Securities or the Company’s rights, as an assignee, under any of the IBD Agreements.

(y)    Exhibit D is a complete list of all the agreements related to the IBD Securities. Except as set forth on Exhibit D, all of the agreements related to the IBD Securities have been duly signed by all parties to the agreements.

7.  Covenants of Purchaser.

(a)    Not to Short Sell Stock. Purchaser, on behalf of itself, its affiliates, its successors and assigns and any other direct or indirect transferee holding any of the Warrants, the Series A Stock or the Registrable Securities, hereby covenants and agrees not to, directly or indirectly, offer to "short sell", contract to "short sell" or otherwise "short sell" or encourage others to "short sell" the securities of the Company, including, without limitation, shares of Common Stock that will be received as a result of the conversion of the Series A Stock or the exercise of the Warrants; provided, however, that nothing contained herein shall prohibit the Purchasers from selling any shares of the Company's Common Stock "against the box."

(b)    Within 60 days after the Closing Date, Purchasers shall use commercially reasonable efforts to obtain Interactive Brand Development, Inc.’s consent to the assignment and transfer of the Series D Preferred Stock to the Company hereunder; provided, however, that Purchasers shall not be required to incur out-of-pocket expenses or costs to obtain or to attempt to obtain such consent; and, provided, further, that Purchasers shall have no liability to the Company arising out of the failure to obtain such consent.

8.  Termination.

(a)    This Agreement may be terminated in the sole discretion of the Company by notice to Purchasers if at the Closing Date:

(i)  the representations and warranties made by Purchasers in Section 6 are not true and correct in all material respects; or

(ii)  as to the Company, the sale of the Securities hereunder (i) is prohibited or enjoined by any applicable law or governmental regulation or (ii) subjects the Company to any penalty, or in its reasonable judgment, other onerous condition under or pursuant to any applicable law or government regulation that would materially reduce the benefits to the Company of the sale of the Securities to Purchasers, so long as such regulation, law or onerous condition was not in effect in such form at the date of this Agreement.

(b)    This Agreement may be terminated by the Purchasers by notice to the Company given in the event that the Company shall have failed, refused or been unable to satisfy all material conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, or if after the execution and delivery of this Agreement and immediately prior to the Closing Date, trading in securities of the Company on the OTC BB shall have been suspended.

(c)    This Agreement may be terminated by mutual written consent of all parties.

9.  Registration. The Company shall prepare and file with the SEC a Registration Statement on Form SB-2 covering the resale of the maximum number of Conversion Shares issuable upon conversion of the Series A Stock which may be acquired by the Purchasers and the Warrant Shares issuable upon exercise of the Warrants (collectively, the "Registrable Securities"), on or before the date that is 130 days after the Closing Date, as set forth in the Registration Rights Agreement.

10.  Indemnification. In consideration of the Company acquiring the IBD Securities, the Purchasers jointly and severally shall defend, protect, indemnify and hold harmless the Company from and against any and all causes of action, suits, claims, losses, costs, liabilities and damages incurred by any the Company as a result of, or arising out of, the gross negligence or willful misconduct of any Purchaser with respect to the Purchaser's ownership of the IBD Securities free and clear of encumbrances.

11.  Event of Default. If an Event of Default (as defined below) occurs and remains uncured for a period of 15 days, each Purchaser shall have the right to exercise any or all of the rights given to each Purchaser relating to the Securities, as further described in the Series A Certificate of Designation. In addition, the Company shall pay the Purchasers an aggregate of $1,000 per day during which an Event of Default is occurring and remains uncured.

Each Purchaser need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and each Purchaser may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Purchaser at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

An "Event of Default" shall include the commencement by the Company of a voluntary case or proceeding under the bankruptcy laws or the Company's failure to: (i) discharge or stay a bankruptcy proceeding within 60 days of such action being taken against the Company, (ii) file the Registration Statement with the SEC on or before the date that is 130 days after the Closing Date, (iii) maintain trading of the Company’s Common Stock on the OTC BB except for any periods when the stock is listed on the NASDAQ Small Stock Market, the NASDAQ National Stock Market, the AMEX or the NYSE, (iv) pay the Purchasers' legal expenses referred to in Section 14 below within five (5) days after the Closing Date; or (vi) deliver to Purchasers, or Purchasers' broker, as directed, Common Stock that any Purchaser has converted within three (3) business days of such conversion.

12.   Notices. All communications hereunder shall be in writing and shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or by facsimile and confirmed in writing (i) if to the Company, at the addresses set forth below, or (ii) if to a Purchaser, to the address set forth on the signature page hereto.

If to the Company:

Interactive Television Networks, Inc.
28202 Cabot Road, Suite 300
Laguna Niguel, CA 92677
Telephone No.: (949) 365-5655
Facsimile No.: (888) 886-1305
Attention: Murray Williams, CFO

All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed certified mail, return receipt requested; (iii) one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; (iv) the date of transmission if sent via facsimile to the facsimile number as set forth in this Section or the signature page hereof prior to 6:00 p.m. on a business day, or (v) the business day following the date of transmission if sent via facsimile at a facsimile number set forth in this Section or on the signature page hereof after 6:00 p.m. or on a date that is not a business day. Change of a party's address or facsimile number may be designated hereunder by giving notice to all of the other parties hereto in accordance with this Section.

13.  Survival Clause. The respective representations, warranties, agreements and covenants of the Company and the Purchasers set forth in this Agreement shall survive until December 31, 2006, except that the rights and remedies of Purchasers upon the existence of an Event of Default shall continue to survive.

14.  Fees and Expenses. Within five (5) days of the Closing Date, the Company agrees to pay Purchasers' legal expenses incurred in connection with the preparation and negotiation of the Transaction Documents up to an amount of $12,500.

15.  Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Warrants or the Series A Certificate of Designation, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

16.  Successors. This Agreement shall inure to the benefit of and be binding upon the Purchasers and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. Neither the Company nor any Purchaser may assign this Agreement or any rights or obligation hereunder without the prior written consent of the other party.

17.  No Waiver; Modifications in Writing. No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law or in equity or otherwise. No waiver of or consent to any departure by the Company or the Purchasers from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Company and the Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

18.  Entire Agreement. This Agreement, together with Transaction Documents, constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof and thereof.

19.  Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

20.  APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT ONLY IN STATE OR FEDERAL COURTS LOCATED IN THE CITY OF LOS ANGELES, CALIFORNIA AND HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR SUCH PURPOSE.

21.  Counterparts. This Agreement may be executed in two or more counterparts and may be delivered by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22.  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Purchasers.

Very truly yours,

Interactive Television Networks, Inc.

By: ___________________________
Name: Michael Martinez
Title: President

ACCEPTED AND AGREED:

Shares of Series A Stock: 589,116 Warrant Shares: 37,468	Mecator Momentum Fund, L.P. By: __________________________ David Firestone Managing Partner
Shares of Series A Stock: 700,680 Warrant Shares: 44,563	Mecator Momentum Fund III, L.P. By: __________________________ David Firestone Managing Partner
Shares of Series A Stock: 2,043,537 Warrant Shares: 129,969	Monarch Pointe Fund Ltd. By: __________________________ David Firestone Managing Partner
Shares of Series A Stock: -0- Warrant Shares: 53,000	M.A.G. Capital, LLC By: __________________________ David Firestone Managing Partner

Addresses for Notice to any Purchaser:

c/o M.A.G. Capital, LLC
555 South Flower Street, Suite 4500
Los Angeles, California 90071
Attention: David Firestone
Facsimile: (213) 533-8285

with copy to:

David C. Ulich, Esq.
Sheppard, Mullin, Richter & Hampton LLP
333 South Hope Street, 48th Floor
Los Angeles, California 90071
Facsimile: (213) 620-1398

Schedules

Schedule A - Subsidiaries

ITVN, Inc., a Nevada corporation

Schedule F - IBD Breaches

IBD is currently in default on the Series E Preferred Stock, in connection with the following: (i) IBD’s failure to pay monthly dividends since the issuance of the Series E Preferred Stock at an annual rate of 6%; (ii) IBD’s failure to file the Information Statement relating to Stockholder Approval with the SEC within five trading days after the Closing Date; and (iii) IBD’s failure to obtain SEC approval of the Information Statement relating to the Stockholder Approval on or before November 30, 2004. IBD has failed to pay dividends on the Series E Preferred Stock since November 1, 2004.

IBD was required, in connection with the issuance of the Series E Preferred Stock, to ensure that the shares issuable upon conversion of the Series E Preferred Stock would be listed on the AMEX.
Pursuant to the Registration Rights Agreement relating to the Series E Preferred Stock, IBD was required to use its best efforts to cause the Registration Statement relating to the Series E Preferred Stock to become effective within 100 days following September 29, 2004.

Pursuant to the Registration Rights Agreement relating to the Series D Preferred Stock, IBD is required to use its best efforts to maintain the effectiveness of the Registration Statement relating to the Series D Preferred Stock

Exhibit A

Warrant

Exhibit B

Certificate of Designation of
Series A Convertible Preferred Stock

Exhibit C

Registration Rights Agreement

Exhibit D

IBD Agreements

Subscription Agreement dated September 20, 2004 among Care Concepts I, Inc., Monarch Pointe Fund, Ltd. and Mercator Advisory Group, LLC and the Supplement dated October 15, 2004. The Supplement dated October 15, 2004 is not signed by the parties thereto.

Certificate of Designation of Preferences and Rights of Series D Convertible Preferred Stock

Certificate of Designation of Preferences and Rights of Series E Convertible Preferred Stock

Settlement and Assignment Agreement dated February 28, 2005 by and among Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP and Monarch Pointe Fund, Ltd. and PHSL Worldwide, Inc. This agreement is signed by all parties except Interactive Brand Development, Inc.

Series G Preferred Stock Escrow Agreement dated September 27, 2004 by and among Care Concepts I, Inc., GMI Investment Partners, The Molina Vector Investment Trust,
Faries Capital LLC, Granite Management, LLC, Granite Financial Partners LLC, Summit Trading Limited, Jason Galanis, Charles Samel, Charles Arnold, Gersten Savage Kaplowitz Wolf & Marcus LLP, McLaughlin & Stern LLP, Dayani Partners LLP, and Elizabeth Greenwood. This agreement is not signed by the parties thereto.

Letter Agreement dated September 20, 2004 by Gersten Savage Kaplowitz Wolf & Marcus LLP

Registration Rights Agreement dated February 28, 2005 between Mercator Momentum Fund LP, Mercator Momentum Fund III, LP, Monarch Pointe Fund, Ltd. and Interactive Brand Development, Inc.

Registration Rights Agreement dated September 29, 2004 between Monarch Pointe Fund, Ltd., Mercator Advisory Group, LLC and Care Concepts I, Inc.

Interactive Brand Development, Inc. Series D Preferred Stock Certificate Number PD-35 dated September 11, 2005 for 9,520 shares issued in the name of Mercator Momentum Fund III, LP (together with stock power)

Interactive Brand Development, Inc. Series D Preferred Stock Certificate Number PD-33 dated September 11, 2005 for 9,908 shares issued in the name of Mercator Momentum Fund, LP (together with stock power)

Interactive Brand Development, Inc. Series D Preferred Stock Certificate Number PD-20 dated March 25, 2005 for 34,988 shares issued in the name of Monarch Pointe Fund, Ltd. (together with stock power)

Interactive Brand Development, Inc. Series D Preferred Stock Certificate Number PD-19 dated March 25, 2005 for 1,749 shares issued in the name of Mercator Momentum Fund III, LP (together with stock power)

Interactive Brand Development, Inc. Series D Preferred Stock Certificate Number PD-18 dated March 25, 2005 for 1,749 shares issued in the name of Mercator Momentum Fund, LP (together with stock power)

Care Concepts I, Inc. Series G Preferred Stock Certificate Number P-G5 dated October 21, 2004 for 4,373,784 shares issued in the name of GMI Investment Partners, together with stock power assigning and transferring such shares to Monarch Pointe Fund, Ltd. (together with stock power)

Interactive Brand Development, Inc. Series E Preferred Stock Certificate Number PE-3 dated April 20, 2005 for 1,000 shares issued in the name of Monarch Pointe Fund, Ltd. (together with stock power)

Interactive Brand Development, Inc. Series E Preferred Stock Certificate Number PE-2 dated April 20, 2005 for 33,000 shares issued in the name of Monarch Pointe Fund, Ltd. (together with stock power)

Common Stock Certificate Number 2718 dated April 26, 2005 for 200,000 shares of Interactive Brand Development, Inc. Common Stock issued to Monarch Pointe Fund, Ltd. (together with stock power)